EXHIBIT A(1)
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Translation from Hebrew
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                                                                October 30, 2003

To
Chairman of the Board of Directors
BVR Systems (1998) Ltd.


Dear Sir,

     RE: IRREVOCABLE OFFER TO PURCHASE THE SHARES OF BVR SYSTEMS (1998) LTD.
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         (THE "COMPANY")
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     1.   The undersigned, Mr. Aviv Tzidon, ID number 05450242-2, on behalf of a group of investors, which includes himself together with Aeronautics Defense Systems Ltd. and a company of the Singapore Technologies Group (the "OFFERORS"), hereby irrevocably offers to purchase the entire issued share capital of the Company from all shareholders who shall so choose, provided that shareholders holding at least 60% (sixty percent) of the issued share capital of the Company, shall accept the offer, all in accordance with the terms detailed herein (the "OFFER"). The Offerors shall inform all of the shareholders of the Company (the "PRESENT SHAREHOLDERS") of the Offer, its conditions, as required by law. The consideration to be paid by the Offerors for each issued share of the Company is eighteen (18) US cents (the "PRICE PER
          SHARE"). The consideration shall be paid in cash. The Offer shall be valid for a period of not less than thirty (30) days or any other period as required by law.

     2. The Offerors undertake to provide to the Company on the date the Present Shareholders who hold at least 60% (sixty percent) of the issued share capital of the Company accept the Offer, a credit line in the amount of 5 (five) million US dollars (the "CREDIT LINE") in accordance with the following conditions:

          2.1 The Credit Line shall be in existence for a period of three years.

          2.2 Subject to Section 5 hereof, the credit granted as part of the Credit Line shall be provided to the Company upon the Company's demand and shall bear an annual interest of LIBOR+2%, as of the date of grant.

          2.3 The credit to be provided as part of the Credit Line, including accrued interest, shall be repaid in one payment at the end of the three years from the actual date of grant.

          2.4 For the purpose of this Section 2, LIBOR means: for each one year period as of the actual date of grant of any credit in accordance with this agreement: the interbank interest rate, for a period of one year, in the US dollar market as published in the midday in London by Reuters, on the business day that preceded the date of the commencement of the year period as above said.

     3. To secure the obligations of the Offerors as detailed in Section 1 above, the Offerors have deposited and shall deposit in a special trust account for the benefit of the Present Shareholders (a foreign currency account, account number 192-832) opened for such purpose by Adv. Orly Tsioni, legal counsel of the Offerors (the "TRUSTEE") in Bank Hapoalim, Azur Branch number 643 (the "SHAREHOLDERS ACCOUNT") an amount equal to US$1,918,957 as follows: nine hundred thousand (900,000) US dollars were deposited in the Shareholders Account on October 30, 2003 (attached as Appendices A1 and A2, respectively, a confirmation of deposit of the said amount and a copy of the Trust Agreement detailing the trust conditions) and the remainder of the balance in the amount of US$1,018,957 shall be deposited in the Shareholders Account no later than November 5, 2003. The amount deposited in the Shareholders Account shall serve for payment of the consideration detailed in Section 1 above to the Present Shareholders who accepted the Offer, by the Trustee in accordance with the terms of the Trust Agreement.

     4. To secure the undertakings of the Offerors detailed in Section 2 above, the Offerors have deposited on October 30, 2003, in a special trust account for the benefit of the Company (foreign currency account, account number 192-816), opened for such purpose by the Trustee in Bank Hapoalim, Azur Branch number 643 (the "TRUST ACCOUNT"), an amount equal to nine hundred thousand (900,000) US dollars (attached as Appendices B1 and B2, respectively, a confirmation of deposit of the said amount and a copy of the Trust Agreement detailing the trust conditions). An additional amount equal to nine hundred thousand (900,000) US dollars shall be deposited by the Offerors in the Trust Account no later than November 5, 2003. Subject to Section 5 hereunder, at the date on which the purchase of the shares from the Present Shareholders holding at least 60% (sixty percent) of the issued share capital of the Company shall be completed, the Trustee shall transfer, in accordance with the Trust Agreement, the entire amount deposited in the Trust Account, an amount of one million eight hundred thousand (1,800,000) US dollars, to the Company, as part of the credit detailed in Section 2 above.

     5. The Offerors undertake to act as best they can and to make their best efforts to publish the Tender Offer to the shareholders of the Company as soon as possible. If the Offerors shall not comply with their undertakings in Section 1 above by December 31, 2003, an amount of US$900,000 will be transferred to the Company (account number 330330 in Bank Hapoalim, Branch 615 Rehovot) from the Trust Account as an agreed upon compensation to the Company.

     6.   If the Offerors shall comply with their undertaking in accordance with
          Section 1 above, but shall not comply with their undertaking in accordance with Section 2 above, an amount of US$900,000 shall be foreclosed by the Company as an agreed upon compensation to the Company.

     7. It is the intention of the Offerors, upon the consummation of the purchase of at least 60% (sixty percent) of the issued share capital of the Company, to take an active role in the management of the Company and to contribute to its success from their experience and qualifications.

     8. Until the earlier of (a) the completion of the Tender Offer above; (b) January 31, 2004; the Company undertakes not to negotiate or cooperate with any third party in connection with the sale of the assets/activities of the Company. In addition, the Company's management shall act to decrease its expenses including by dismissal of employees.

     9. Upon completion of the Tender Offer the Board of Directors shall act to appoint representatives of the Offerors to the Board of Directors, such that a majority of the members of the Board of Directors shall nominated by the Offerors.

     10. This Offer shall expire on November 6, 2003 at 4:00 p.m., if the approval of the Company is not received in writing as detailed herein by such date.


                                             Sincerely,

                                             /s/ Aviv Tzidion

                                             Aviv Tzidion

I, Orly Tsioni, Adv., of 1 Azrieli Center Tel Aviv, hereby confirm that on October 30, 2003 Mr. Aviv Tzidon, whom I am familiar with, presented himself to me, and executed this document in my presence.

         (-)
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Orly Tsioni, Adv.

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The Chairman of the Board of Directors of the Company, by signing below, confirms that the Board of Directors of the Company accepted the offer detailed above and agrees to its conditions. The Board of Directors of the Company has discussed the advisability of the offer above and resolved to recommend to the shareholders of the Company to accept the offer. The Board of Directors of the Company undertakes to act and to assist to execute the above said.


                                                   -----------------------------
                                                   BVR Systems (1998) Ltd.

                                                              APPENDIX A1 TO LOA
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Translation from Hebrew
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                IRREVOCABLE LETTER OF INSTRUCTIONS TO THE TRUSTEE

To
Orly Tsioni, Adv.
Yigal Arnon & Co - Advocates and Notary
1 Azrieli Center
Tel Aviv 67021

Dear Miss,

I the undersigned, Aviv Tzidon, on behalf of a group of investors leaded by me which includes Aeronautics Defense Systems Ltd. and a company of the Singapore Technologies Group (hereinafter- "TZIDON"), hereby appoint Adv. Orly Tsioni (hereinafter- the "TRUSTEE"), to serve as a Trustee for the shareholders of BVR Systems (1998) Ltd. (hereinafter- the "COMPANY"), in connection with US$1,918,958, which constitute the consideration Tzidon undertook to pay to the shareholders of the Company as part of a tender offer to all the shareholders of the Company.

AS A TRUSTEE YOU SHALL ACT IN ACCORDANCE WITH THE FOLLOWING INSTRUCTIONS:

1. On October 30, 2003 Tzidon deposited US$0.9 million and no later than November 5, 2003 Tzidon shall deposit an additional amount of US$1,018,958, and in the aggregate an amount equal to US$1,918,958 (hereinafter- the "TRUST AMOUNT") in a trust account under the name of Adv. Tsioni for the benefit of the shareholders of BVR Systems (1998) Ltd., in Bank Hapoalim, Azur Branch number 643, account number 192-832 (hereinafter- the "TRUST Account"). The Trust Account is a foreign currency account and the Trust Amount shall bear bank interest as customary.

2. We hereby instruct you to pay out of the Trust Amount to all the shareholders of the Company that will accept the tender offer an amount of US$0.18 per share, subject to the provisions of the tender offer and the law.

3. If after the publication of the tender offer and the last acceptance date of the offer there shall not be acceptance notices from shareholders holding at least 60% of the issued share capital of the Company we instruct you to return the Trust Amount including accrued interest to Tzidon.

4. If the tender offer shall be completed and following payment of the entire consideration to the shareholders who accepted the tender offer, there shall remain a balance in the Trust Account, we instruct you to transfer to Tzidon the balance that shall remain in the Trust Account, if any.

5. As a Trustee you shall not be liable for any damage and/or loss for any action or omission in connection with this Letter of Instructions, provided you shall act as a reasonable trustee. Tzidon undertakes to indemnify you for any damage and/or expense and/or loss of any kind that may be caused to you as a result and/or outcome of the fulfillment of your duty as a reasonable trustee in accordance with this agreement, and upon your first demand.



IN WITNESS HEREOF WE HAVE DULY SIGNED THIS LETTER AS OF THE 30TH DAY OF OCTOBER 2003:




      (-)                                            (-)
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Aviv Tzidon                              Aeronautics Defense Systems Ltd.


The Trustee by signing this Letter of Instructions accepts the position of Trustee and undertakes to faithfully comply with all instructions included herein.

           (-)
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Orly Tsioni, Adv.

                               APPENDIX B1 TO LOA
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Translation from Hebrew
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                IRREVOCABLE LETTER OF INSTRUCTIONS TO THE TRUSTEE

To
Orly Tsioni, Adv.
Yigal Arnon & Co - Advocates and Notary
1 Azrieli Center
Tel Aviv 67021

Dear Miss,

I the undersigned, Aviv Tzidon on behalf of a group of investors leaded by me which includes Aeronautics Defense Systems Ltd. and a company of the Singapore Technologies Group (hereinafter- "TZIDON") hereby appoint Adv. Orly Tsioni (hereinafter- the "TRUSTEE"), to serve as a Trustee for BVR Systems (1998) Ltd. (hereinafter- the "COMPANY"), in connection with US$1.8 million which constitute the loan amount Tzidon undertook to provide to the Company immediately after the completion of the tender offer for the purchase of at least 60% of the issued share capital of the Comapny.

AS A TRUSTEE YOU SHALL ACT IN ACCORDANCE WITH THE FOLLOWING INSTRUCTIONS:

1. On October 30, 2003 Tzidon deposited US$0.9 million and no later than November 5, 2003 Tzidon shall deposit an additional US$0.9 million, and in the aggregate an amount of US$1.8 million (hereinafter- the "TRUST AMOUNT") in a trust account under the name of Adv. Tsioni for the benefit of BVR Systems (1998) Ltd., in Bank Hapoalim, Azur Branch number 643, account number 192-816 (hereinafter- the "TRUST ACCOUNT"). The Trust Account is a foreign currency account and the Trust Amount shall bear bank interest as customary.

2. We hereby instruct you that immediately after the completion of purchase of shares from shareholders, holding at least 60% (sixty percent) of the issued share capital of the Company to the tender offer of Tzidon (hereinafter- the "TENDER OFFER"), you shall transfer the Trust Amount to the bank account of the Company with Bank Hapoalim, Branch 615, Rehovot, account number 330330 (hereinafter the "COMPANY ACCOUNT").

3. If the Tender Offer is not submitted by December 31, 2003, we hereby instruct you to transfer on December 31, 2003 US$900,000 to the Company Account, which constitutes an agreed upon penalty to be paid by Tzidon to the Company. If the Tender Offer is not completed by February 28, 2004, except for in the event that the Tender Offer was submitted and until the last date of acceptance there was an acceptance rate of less than 60% of the issued share capital of the Company, we hereby instruct you to transfer on February 1, 2004 to the Company Account an amount of US$900,000, which constitutes an agreed upon penalty to be paid by Tzidon to the Company. As to the balance of the US$900,000 including accrued interest we instruct you to return such amount to Tzidon.

4. If the tender offer shall be published and by the last date of acceptance there were not received acceptances from at least 60% of the issued share capital of the Company, we hereby instruct you to return the entire Trust Amount including accrued interest to Tzidon.

5. As a Trustee you shall not be liable for any damage and/or loss for any action or omission in connection with this Letter of Instructions, provided you shall act as a reasonable trustee. Tzidon undertakes to indemnify you for any damage and/or expense and/or loss of any kind that may be caused to you as a result and/or outcome from the fulfillment of your duty as a reasonable trustee in accordance with this agreement, and upon your first demand.

           IN WITNESS HEREOF WE HAVE DULY SIGNED THIS LETTER AS OF 30TH DAY OF OCTOBER 2003:

           (-)                                        (-)
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Aviv Tzidon                               Aeronautics Defense Systems Ltd.


The Trustee by signing this Letter of Instructions accepts the position of Trustee and undertakes to faithfully comply with all instructions included herein.

         (-)
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Orly Tsioni, Adv.